Exhibit 99.1

Apple Reports Second Quarter Results

Earnings per Share Triples

iPod Shipments Grow Over 900 Percent

CUPERTINO, California—April 14, 2004—Apple® today announced financial results for its fiscal 2004 second quarter ended March 27, 2004. For the quarter, the Company posted a net profit of $46 million, or $.12 per diluted share. These results compare to a net profit of $14 million, or $.04 per diluted share, in the year-ago quarter. Revenue for the quarter was $1.909 billion, up 29 percent from the year-ago quarter. Gross margin was 27.8 percent, down from 28.3 percent in the year-ago quarter. International sales accounted for 43 percent of the quarter’s revenue.

The quarter’s results include an after-tax restructuring charge of $7 million. Excluding this charge, the Company’s net profit for the quarter would have been $53 million, or $.14 per diluted share.

Apple shipped 749 thousand Macintosh® units and 807 thousand iPods during the quarter, representing a 5 percent increase in CPU units and a 909 percent increase in iPods over the year-ago quarter.

“Apple had a great quarter with 29 percent revenue growth and 200 percent earnings per share growth year-over-year,” said Steve Jobs, Apple’s CEO. “We experienced growth in most areas of our business—most dramatically in selling a record 807,000 iPods, up more than 900 percent over the prior year.”

“We are very pleased with our third straight quarter of double-digit revenue growth,” said Fred Anderson, Apple’s CFO. “More importantly our results demonstrate operating margin expansion. Our balance sheet remains very strong with about $4.6 billion in cash and no debt. Looking ahead to the third quarter of fiscal 2004, we expect our fourth consecutive quarter of year-over-year double-digit growth in both revenue and earnings, with revenue of about $1.925 billion. We expect GAAP earnings per diluted share of $.12 to $.13, including approximately $.02 per diluted share in restructuring charges.”

Non-GAAP Measures

The Company believes that presentation of results excluding items such as restructuring charges and investment gains provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Apple is committed to bringing the best personal computing experience to students, educators, creative professionals and consumers around the world through its innovative hardware, software and Internet offerings.

Apple will provide live streaming of its Q2 2004 financial results conference call utilizing QuickTime™, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PDT on Wednesday, April 14, 2004 at http://www.apple.com/quicktime/qtv/earningsq204/ and will also be available for replay. The QuickTime player is available free for Macintosh and Windows users at www.apple.com/quicktime.

This press release contains forward-looking statements about the Company’s estimated revenue and earnings for the third quarter of fiscal 2004. These statements involve risks and uncertainties and actual results may differ. Potential risks and uncertainties include continued competitive pressures in the marketplace; the effect competitive and economic factors and the Company’s reaction to them may have on consumer and business buying decisions with respect to the Company’s products; the ability of the Company to make timely delivery of new programs, products and successful technological innovations to the marketplace; the continued availability of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; possible disruption in commercial activity as a result of major health concerns, such as Severe Acute Respiratory Syndrome (SARS); risks associated with the Company’s retail initiative including significant investment cost, uncertain consumer acceptance and potential impact on existing reseller relationships; the effect that the Company’s dependency on manufacturing and logistics services provided by third-parties may have on the quality or quantity of products manufactured; the Company’s reliance on the availability of third-party music content, and the ability of the Company to successfully evolve its operating system and attract sufficient Macintosh developers. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year 2003, the Company’s Form 10-Q for the quarter ended December 27, 2003, and the Company’s Form 10-Q for the quarter ended March 27, 2004 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Press Contact:
Steve Dowling
(408) 974-1896
sdowling@apple.com

Investor Relations Contacts:
Nancy Paxton
(408) 974-5420
paxton1@apple.com

Joan Hoover
(408) 974-4570
hoover1@apple.com

NOTE TO EDITORS: For additional information visit Apple’s PR web site (http://www.apple.com/pr/) or call Apple’s Media Helpline at (408) 974-2042

© 2004 Apple. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh, iPod and QuickTime are either registered trademarks or trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	March 27, 2004	September 27, 2003
ASSETS:
Current assets:
Cash and cash equivalents	$3,158	$3,396
Short-term investments	1,436	1,170
Accounts receivable, less allowances of $48 and $49, respectively	585	766
Inventories	63	56
Deferred tax assets	216	190
Other current assets	326	309
Total current assets	5,784	5,887
Property, plant, and equipment, net	687	669
Goodwill	85	85
Acquired intangible assets	21	24
Other assets	158	150
Total assets	$6,735	$6,815

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$991	$1,154
Accrued expenses	989	899
Current debt	—	304
Total current liabilities	1,980	2,357
Deferred tax liabilities and other non-current liabilities	265	235
Total liabilities	2,245	2,592

Commitments and contingencies

Shareholders' equity:
Common stock, no par value; 900,000,000 shares authorized; 372,855,336 and 366,726,584 shares issued and outstanding, respectively	2,107	1,926
Deferred stock compensation	(110)	(62)
Retained earnings	2,503	2,394
Accumulated other comprehensive income (loss)	(10)	(35)
Total shareholders' equity	4,490	4,223
Total liabilities and shareholders' equity	$6,735	$6,815

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	March 27, 2004	March 29, 2003	March 27, 2004	March 29, 2003

Net sales	$1,909	$1,475	$3,915	$2,947
Cost of sales	1,379	1,057	2,849	2,123
Gross margin	530	418	1,066	824

Operating expenses:
Research and development	123	119	242	240
Selling, general, and administrative	345	300	688	599
Restructuring costs	10	3	10	26
Total operating expenses	478	422	940	865

Operating income (loss)	52	(4)	126	(41)

Other income and expense:
Gain on sales of non-current investments	—	—	4	—
Interest and other income, net	12	23	21	52
Total other income and expense	12	23	25	52

Income before provision for income taxes	64	19	151	11
Provision for income taxes	18	5	42	3

Income before accounting change	46	14	109	8

Cumulative effect of accounting change, net	—	—	—	(2)

Net income	$46	$14	$109	$6

Earnings per common share before accounting change:
Basic	$0.13	$0.04	$0.30	$0.02
Diluted	$0.12	$0.04	$0.29	$0.02

Earnings per common share:
Basic	$0.13	$0.04	$0.30	$0.02
Diluted	$0.12	$0.04	$0.29	$0.02

Shares used in computing earnings per share (in thousands):
Basic	365,347	360,490	363,898	359,774
Diluted	378,230	362,243	375,168	361,591

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except share and per share amounts)

THREE MONTHS ENDED MARCH 27, 2004

	As Reported	Non-GAAP Adjustments		Non-GAAP

Net sales	$1,909			$1,909
Cost of sales	1,379			1,379
Gross margin	530			530

Operating expenses:
Research and development	123			123
Selling, general, and administrative	345			345
Restructuring costs	10	(10	)(a)	—
Total operating expenses	478	(10)		468

Operating income	52	10		62

Other income and expense:
Interest and other income, net	12			12
Total other income and expense	12			12

Income before provision for income taxes	64	10		74
Provision for income taxes	18	3	(b)	21

Net income	$46	$7		$53

Earnings per common share:
Basic	$0.13			$0.15
Diluted	$0.12			$0.14

Shares used in computing earnings per share (in thousands):
Basic	365,347			365,347
Diluted	378,230			378,230

Notes:

(a)          Pre-tax restructuring costs

(b)          Tax impact of restructuring costs

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except share and per share amounts)

SIX MONTHS ENDED MARCH 27, 2004

	As Reported	Non-GAAP Adjustments		Non-GAAP

Net sales	$3,915			$3,915
Cost of sales	2,849			2,849
Gross margin	1,066			1,066

Operating expenses:
Research and development	242			242
Selling, general, and administrative	688			688
Restructuring costs	10	(10	)(a)	—
Total operating expenses	940	(10)		930

Operating income	126	10		136

Other income and expense:
Gain on sales of non-current investments	4	(4	)(b)	—
Interest and other income, net	21			21
Total other income and expense	25	(4)		21

Income before provision for income taxes	151	6		157
Provision for income taxes	42	2	(c)	44

Net income	$109	$4		$113

Earnings per common share:
Basic	$0.30			$0.31
Diluted	$0.29			$0.30

Shares used in computing earnings per share (in thousands):
Basic	363,898			363,898
Diluted	375,168			375,168

Notes:

(a)          Pre-tax restructuring costs

(b)          Pre-tax gain on sales of non-current investments

(c)           Tax impact of restructuring costs and gain on sales of non-current investments